 Exhibit 99.1

NEWS RELEASE

GP Strategies Awarded Significant Contract to Provide Global Learning Services to HSBC

Elkridge, MD and London. July 8, 2013. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) announced today that it has been selected by HSBC as its Managed Services Integrator to provide global learning services. Under the multi-year agreement, GP Strategies expects to support HSBC’s learning function transition to a more flexible and commercial operating model. As a strategic partner, GP Strategies will help HSBC drive global consistency and efficient ways of working in concert with the effective management of operational risks, enabling the learning function to become more responsive to the needs of HSBC employees and managers.

HSBC, one of the world’s largest banking and financial services organizations, serves customers worldwide from around 6,600 offices in over 80 countries and territories in Europe, the Asia-Pacific region, North and Latin America, and the Middle East and North Africa. GP Strategies’ UK operations have provided learning services to HSBC for over ten years and will be leading on the new opportunity. The agreement brings the long-standing relationship between the two companies to a new level of collaboration on a broader range of global learning initiatives.

“In the summer of 2012, HSBC began the search for a ‘competent, enthusiastic and cost-focused strategic partner’ that demonstrated the ‘characteristics, capabilities and credentials needed for the task,’ said Douglas Sharp, President of GP Strategies. “They were thorough in their due diligence. We were tested and retested against competitors. At the end of a rigorous process, we were selected for the work. HSBC has placed their trust in GP Strategies and the strength of our global learning services.”

Scott Greenberg, Chief Executive Officer of GP Strategies, stated “GP Strategies has developed a unique platform to serve organizations on a global basis. When fully implemented following entry into additional agreements with HSBC affiliates, we anticipate that this will be the Company’s largest customer. This contract award validates our ability to differentiate our company from our competitors when global learning is critical.”

About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, eLearning solutions, management consulting and engineering services. GP Strategies' solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2013 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

C O N T A C T S:

Scott N. Greenberg	Sharon Esposito-Mayer	Shay Moran
Chief Executive Officer	Chief Financial Officer	Senior Vice President
410-379-3640	410-379-3636	44(0) 16 1406 4887
sgreenberg@gpstrategies.com	sesposito-mayer@gpstrategies.com	smoran@gpstrategies.com